                              LICENSING AGREEMENT

AGREEMENT by and between Street Technologies, Inc. ("Street") and ProSoft (the "Licensee") on this 6th day of August, 1996. This Agreement shall include any
                    ---
and all schedules or exhibits attached hereto.

Section 1. License Grant
------------------------
Street hereby grants to Licensee, and Licensee hereby accepts from Street, a perpetual nonexclusive (see Addendum I), non-assignable and non-transferable license to Use Street's Products described in Street's Proposal - Schedule A hereto, in the ways described on Schedule B hereto, subject to the terms and conditions of this Agreement.

Section 2. Definitions
----------------------
"Derivative Work" shall mean a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owner of the underlying work. A Derivative Work is subject to the ownership rights and licenses of others in the underlying work.

"End User Machine" shall mean all workstations, terminals or desks with a computer or other hardware and/or software devices that have access to the Products.

"Licensee Computer Centers" shall mean the locations designated in Street's Proposal - Schedule A hereto as places software Licensee shall be able to exercise its license rights granted pursuant to this Agreement.

"Network" shall mean two or more End User Machines which can communicate with each other.

"Products" shall have the meaning set forth in Section 1 and shall include all written or electronic documentation. operating manuals and all other documents, manuals or instructions for use of the Products.

"Production" shall mean any content, which content may or may not be a Derivative Work or which or may not be created by Licensee using the Products. The term "Production" shall include, without limitation multimedia titles or presentations for training, communication or similar purposes.

"Use" shall include storage, execution, transmission, reproduction and display of the Products to the extent licensed under this Agreement.

Section 3. Copies
------------------
The license granted herein includes the right to copy the Products in non-printed. machine readable form in whole or in part as necessary for Licensee's Use, in accordance with this Agreement. In order to protect Street's trademarks and copyrights in the Products, Licensee shall reproduce and incorporate Street's trademark and/or copyright notice in any copies or partial copies.

Section 4. Price and Payment
-----------------------------
Licensee shall pay Street the consideration set forth in Street's
Proposal-Schedule A hereto.

Section 5. Covenants of Licensee
--------------------------------
  a. In the event that, pursuant to this Agreement, Licensee merges any Products or has any Product(s) merged with another program, Licensee agrees to reproduce Street's trademark and/or copyright notice on any And all copies, modifications or portions of the Products, merged or stand alone.

  b. Licensee shall not, and shall not allow any other party to, disassemble, decompile, or otherwise derive source code from, or reverse engineer, any Product.

  c. Licensee shall not use any Product in any manner that infringes upon the intellectual property rights of any other person or entity.

  d. Except as provided in this Agreement, Licensee shall not: (i) permit any third party to use the Products, (ii) allow access to or use of any Product through terminals located outside Licensee Computer Centers, or
     (iii) sell, lease, rent, license, lend, encumber, suffer any lien on, or in any other manner transfer, dispose of or allow use of any Product or any part thereof, each unless Licensee has obtained the express prior written consent of Street.

Section 6. Title to Products and Protection of Trade Secrets
------------------------------------------------------------
The Products, all Derivative Works and any and all other programs developed by Street and all copies thereof are proprietary to Street and title thereto remains in Street. All applicable rights to patents, copyrights, trademarks and trade secrets in the Products or any modifications thereto made at Licensee's request are and shall remain in Street. Licensee acknowledges that this Agreement does not grant Licensee ownership rights in the Products, and that, other than the license granted Licensee under this Agreement, Licensee has no right, title or interest in the Products or in any of the patents, copyrights, trademarks, trade secrets or other proprietary rights in the Products. Except as expressly permitted in this Agreement, Licensee shall not sell, transfer, publish, disclose, display or otherwise make available the Products or copies thereof to others. All other rights in the Products are reserved by Street. All copies made by the Licensee of the Products and other programs developed hereunder, including translations, compilations, partial copies with modifications and up-dated works, are the property of Street.

Licensee acknowledges that the Products and Productions contain Street's confidential and proprietary intellectual property which constitute trade secrets. Licensee shall secure and protect the Products, and any lull or partial copies thereof, in a manner consistent with the maintenance of Street's rights therein, and to satisfy its obligations hereunder shall take all appropriate action by instruction or agreement with its employees, consultants, and permitted sublicensees, if any, who are permitted access to the Products.

Violation of any provision of this Section 6 shall be the basis for immediate termination of this Agreement.

Licensee's obligations under this Section 6 shall survive any termination of this Agreement.

Section 7. Taxes
----------------
Licensee shall, in addition to the other amounts payable under this Agreement pay all sales and other taxes, federal, state, or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement. Without limiting the foregoing, Licensee shall promptly pay to Street an amount equal to any such items actually paid, or required to be collected or paid by Street, including any taxes imposed on any such indemnity.

Section 8. Warranties of Authority: Limitation of Remedies
----------------------------------------------------------
STREET WARRANTS THAT IT HAS THE RIGHT TO ENTER INTO THIS AGREEMENT AND FULLY PERFORM ALL OBLIGATIONS UNDERTAKEN IN THIS AGREEMENT.

STREET DISCLAIMS ANY AND ALL PROMISES, REPRESENTATIONS, AND WARRANTIES, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, WITH RESPECT TO THE PRODUCTS AND ANY OTHER PROGRAMS, AND ANY DATA, INFORMATION, OR OTHER MATERIAL FURNISHED TO THE LICENSEE HEREUNDER, INCLUDING THEIR CONDITION, CONFORMITY TO ANY REPRESENTATIONS OR DESCRIPTION, THE EXISTENCE OF ANY LATENT OR PATENT DEFECTS, AND TITLE.

LICENSEE EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE USE OF THE PRODUCTS IS AT THE LICENSEE'S SOLE RISK. THE PRODUCTS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE STREET DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE PRODUCTS WILL MEET THE LICENSEE'S REQUIREMENTS, OR THAT THE OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED OR ERROR-FREE. UNDER NO CIRCUMSTANCES, INCLUDING NEGLIGENCE, SHALL STREET BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE, INCLUDING BUT NOT LIMITED TO, THE INABILITY TO USE THE PRODUCTS, EVEN IF STREET HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IF THE FOREGOING LIMITATIONS ARE HELD TO BE UNENFORCEABLE, THE MAXIMUM

LIABILITY OF STREET TO LICENSEE SHALL NOT EXCEED THE AMOUNT OF THE LICENSE FEES PAID BY LICENSEE FOR THE PRODUCTS. THE REMEDIES AVAILABLE TO LICENSEE AGAINST STREET UNDER THIS AGREEMENT ARE EXCLUSIVE. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF IMPLIED WARRANTIES OR LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT APPLY TO LICENSEE.

Section 9. Indemnity
--------------------
Street at its own expense will defend any action brought against Licensee to the extent that it is based on a claim that any Product used within the scope of this Agreement infringes any patent, copyright, trade secret or other property right, provided that Street is immediately notified in writing of such claim. Street shall have the right to control the defense of all such claims, lawsuits and other proceedings. In no event shall Licensee settle any such claim, lawsuit or proceeding without Street's prior written approval.

If, as a result of any claim of infringement of any patent, copyright, trade secret or other property right. Street is enjoined from using the Products, or if Street believes that the Products are likely to become the subject of a claim of infringement, Street at its option and expense may procure the right for Licensee to continue to use the Products, or replace or modify the Products so as to make them non-infringing. If neither of these two options is reasonably practicable Street may discontinue the license granted herein on one month's written notice and refund to Licensee the unamortized portion of the license fees hereunder (based on four years Straight line depreciation, such depreciation to commence on the date of this Agreement). The foregoing states the entire liability of Street with respect to infringement of any copyright, patent, trade secret or other property right by the Products or any parts thereof.

Section 10. Termination
-----------------------
Street shall have the right to terminate this Agreement and the licenses granted herein:

  a. Upon ten days' written notice in the event that Licensee, its officers or employees materially violates any provision of this Agreement including, but not limited to payment;

  b. In the event Licensee (i) terminates or suspends its business; (ii) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute or (iii) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority.

In the event of termination by reason of the Licensee's failure to comply with any part of this Agreement, or upon any act which shall give rise to Street's right to terminate, Street shall have the right, at any time, to terminate the licenses and take immediate possession of the Products and any and all Productions and all copies wherever located, without demand or notice. Within thirty (30) days after termination of the licenses. Licensee will return to Street the Products and any and all Productions in the form provided by Street or as modified by the Licensee, or upon request by Street destroy the Products and any and all Productions and all copies, and certify in writing that they have been destroyed. Termination under this paragraph shall not relieve Licensee of its obligations regarding confidentiality of the Products or any and all Productions.

Without limiting any of the above provisions, in the event of termination as a result of the Licensee's failure to comply with any of its obligations under this Agreement, the Licensee shall continue to be obligated for any payments due. Termination of the licenses shall be in addition to and not in lieu of any equitable remedies available to Street.

Section 11. Right of Audit
--------------------------
Licensee shall maintain, in accordance with generally accepted accounting principles consistently applied, complete and accurate books and records of accounts and other records kept in the ordinary course of its business pertaining to any and all transactions arising out of or relating to this Agreement. Street shall have the right. upon ten (10) business days notice, to examine, audit, inspect, copy and abstract all books and records (computer or other) and other documents relating to this Agreement. Should the audit disclose that

Licensee has not paid all fees and other compensation due Street, Licensee shall immediately pay such fees plus interest thereon at the rate of 1.5% per month from the date the unpaid payment was due. If the amount owed Street exceeds 5% of the fees due for the period being audited, Licensee shall reimburse Street for its expenses in conducting the audit. In the event there is a dispute as to the findings of any audit, an independent auditor shall be engaged by the parties, at the expense of Licensee; and such independent auditor's findings shall be final and the provisions above in this Section 14 regarding interest and Street's cost of audit shall apply.

Section 12. General
-------------------
  a. Complete Agreement Each party acknowledges that it has read this
     ------------------
     Agreement, understands it, and agrees to be bound by its terms, and that this is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this Agreement and any right, title and interest in and to the Products. This Agreement may not be modified or altered except by written instrument duly executed by both parties.

  b. Performance Obligations Dates or times by which Street is required to make
     -----------------------
     performance under this license shall be postponed automatically to the extent that Street is prevented from meeting them by causes beyond its reasonable control.

  c. Governing Law  This Agreement and performance hereunder shall be governed
     -------------
     by the laws of the State of New York.

  d. Statute of Limitations No action, regardless of form, arising out of this
     ----------------------
     Agreement may be brought by Licensee more than two years after the cause of action has arisen.

  e. Severability If any provision of this Agreement is invalid under any
     ------------
     applicable statute or rule of law, it is to that extent to be deemed omitted. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of another provision of this Agreement.

  f. Assignment The Licensee may not assign or sub-license, without the prior
     ----------
     written consent of Street. Its rights, duties or obligations under this Agreement to any person or entity, in whole or in part.

  g. Counterparts This Agreement may be executed in any number of counterparts,
     ------------
     each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterpart.

  h. General Interpretive Principles The terms defined in this Agreement
     -------------------------------
     have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the words of any gender shall include each other gender where appropriate.

  i. Costs and Attorneys Fees Street shall have the right to collect from
     ------------------------
     Licensee its reasonable expenses incurred in enforcing this agreement including attorney's fees.

  j. Waiver The waiver or failure of Street to exercise in any respect any
     -------
     right provided for herein shall not be deemed a waiver of any further right hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ProSoft                                    STREET TECHNOLOGIES, INC.
By: /s/ KEITH FREEDHOFF   CEO              By: /s/ STEPHEN P. GOTT
-------------------------------            --------------------------
Name:                    Title:            Stephen P. Gott, President

                                   Addendum 1
                                   ----------

This and other statements herein referring to proprietary rights and ownership of "Products" do not affect ProSoft's ability to create derivative works, e.g. an internet topic training course, and to have these derivative works sold and distributed by a third party providing that all appropriate license fees as defined in Schedule A herein are due to Street Technologies, Inc. for any such sale and distribution.

                                  Schedule A
                                  ----------

                          STANDARD CONTENT DEVELOPERS
                          ---------------------------
                        (STANDARD OFF THE SHELF TITLES)
                        -------------------------------


Street Author(TM):
-------------

$1995 per user
$9595 per site (unlimited copies)

Street Runner(TM):
-------------

If the developer sells the content; 20% of the price of the content/title goes to Street.

If Street sells the product; 50% of the price of the content/title goes to Street.

Maintenance:    15% per year of the list price for Street Author and Street
------------
Runner(TM) licenses, to be billed quarterly. 36 month service fee includes
                                                                  --------
maintenance. 90 day warranty.

Consulting Services: $1500.00 per day, per person (travel and expenses billed
-------------------
separately)

Street Trainer(TM): All titles for distribution are available at the LIST PRICE
--------------                                                       ----------
less 40%.
--------

Net Runner(TM): Revenue per hit basis split 30%.
----------

Street Sound(TM):
-------------

                Volume              Price per Unit         Less 20% Discount
                ------              ---------------        -----------------
                1-999               $59.99                 $47.99
                1,000-4,999         $54.99                 $43.99
                5,000-9,999         $52.99                 $42.99
                10,000 and up       $49.99                 $39.99

*Includes sound card with AC adapter. Speaker and/or headphones are priced separately.
Shipping and handling charges are not included.


PRICES EFFECTIVE AS OF 7/1/96

                                  Schedule A
                                  ----------

                           CUSTOM CONTENT PROVIDERS
                           ------------------------


Street Author(TM): (Not for Resale)
-------------
$1995 less 40% / user
$9595 less 40% / site (unlimited copies)

Street Runner(TM):
-------------
For the unlimited use of Street's technology, Street will receive per seat player license.

                   UNLIMITED USE LICENSE (OPEN SEAT LICENSE)

                                    RETAIL                               WHOLESALE
                                    ------                               ---------

VOLUME                  PRICE PER SEAT   36 MONTH SERVICE FEE   LESS 40% DISCOUNT      36 MONTH SERVICE FEE
---------------------   --------------   --------------------   -----------------      --------------------
1-499/seats             $99/ea.          $4.10/mo.              $59.50/ea.             $2.48/MO. seat
500-4,999/seats         $79/ea.          $3.30/mo.              $47.50/ea.             $1.98/mo. seat
5,000 seats and up      $59/ea.          $2.45/mo.              $35.50/ea.             $1.48/mo. seat

                         Application-Specific License
  For single title use by Corporate customer Street charges a desktop fee per application.


                                           RETAIL                                                      WHOLESALE
                                           ------                                                      ---------

VOLUME                          PRICE PER SEAT              36 MONTH SERVICE FEE          LESS 40%            36 MONTH SERVICE  FEE
-----------------------------   -------------------------   ---------------------------   ----------------    ---------------------
1-99/seats                      $39.95/ea.                  $1.54/mo. ea.                 $23.98/ea.          $ .98/mo. ea.
100-499/seats                   $34.95/ea.                  $1.45/mo. ea.                 $20.98/ea.          $ .88/mo. ea.
500-999/seats                   $29.95/ea.                  $1.25/mo. ea.                 $18.98/ea.          $ .79/mo. ea.
1,000-4,999/seats               $24.95/ea.                  $1.05/mo. ea.                 $14.98/ea.          $ .63/mo. ea.
5,000-9,999/seats               $19.95/ea.                  $ .85/mo. ea.                 $11.98/ea.          $ .50/mo. ea.
10,000-49,999/seats             $15.95/ea.                  $ .75/mo. ea.                 $ 9.58/ea.          $ .40/mo. ea.
50,000-99,999/seats             $12.95/ea.                  $ .60/mo. ea.                 $ 7.78/ea.          $ .33/mo. ea.
100,000 seats and up            $ 9.95/ea.                  $ .50/mo. ea.                 $ 5.98/ea.          $ .25/mo. ea.

Maintenance:  15% per year of the list price for Street Author(TM) and Street
-----------
              Runner(TM) licenses, to be billed quarterly. 36 month service fee includes maintenance. 90 day warranty.
              --------

Training and Consulting Services: $1500.00 per day, per person (travel and
--------------------------------
                                  expenses billed separately)
Street Trainer(TM): All titles for distribution are available at the LIST PRICE
--------------
                    LESS 40%.

Net Trainer(TM): All titles for Internet distribution are available with a 50/50
-----------
                 split of revenue.

Street Sound(TM):
------------


VOLUME                          PRICE PER UNIT              LESS 20% DISCOUNT
------                          --------------              -----------------
1-999                           $59.99                      $47.99
1,000-4,999                     $54.99                      $43.99
5,000-9,999                     $52.99                      $42.99
10,000 and up                   $49.99                      $39.99

*Includes sound card with AC adapter. Speakers and/or headphones are priced separately.
Shipping and handling charges are not included.


PRICES EFFECTIVE AS OF 7/1/96

                                  Schedule A
                                  ----------


                 STREET TRAINER(TM) MULTIMEDIA TRAINING TITLES
                 ---------------------------------------------
                       INTEGRATOR, CONSULTANT PRICE LIST


SINGLE TITLES BY ORDER VOLUME
-----------------------------

                                 RETAIL                                       WHOLESALE
                                 ------                                       ---------

VOLUME                    PRICE PER SEAT   36 MONTH SERVICE FEE   LESS 40% DISCOUNT   36 MONTH SERVICE FEE
-----------------------   --------------   --------------------   -----------------   --------------------
1-99/seats                $79.95/ea.       $3.30/mo. ea.          $48.OO/ea.          $2.00/mo. ea.
100-499/seats             $72.95/ea.       $3.00/mo. ea.          $44.00/ea.          $1.80/mo. ea.
5O0-999/seats             $64.95/ea.       $2.70/mo. ea.          $39.00/ea.          $1.60/mo. ea.
1 000-4,999/seats         $59.95/ea.       $2.50/mo. ea.          $36.00/ea.          $1.50/mo. ea.
5,000-9,999/seats         $49.95/ea.       $2.10/mo. ea.          $30.00/ea.          $1.25/mo. ea.
10,000-49,999/seats       $39.95/ea.       $1.65/mo. ea.          $24.00/ea.          $1.00/mo. ea.
50,000-99,999/seats       $29.95/ea.       $1.25/mo. ea.          $18.00/ea.          $ .75/mo. ea.
100,000 seats and up      $19.95/ea.       $0.85/mo. ea.          $12.00/ea.          $0.50/mo. ea.

SUITE (any 5 titles) BY ORDER VOLUME
------------------------------------


                                       RETAIL                                 WHOLESALE
                                       ------                                 ---------

VOLUME                    PRICE PER SEAT   36 MONTH SERVICE FEE   LESS 40% DISCOUNT   MONTH SERVICE FEE
------                    --------------   --------------------   -----------------   -----------------
1-99/seats                $199/suite       $8.00/mo. per suite    $119.50/ea.         $4.98/mo. ea.
100-499/seats             $179/suite       $7.50/mo. per suite    $107.50/ea.         $4.48/mo. ea.
500-999/seats             $169/suite       $7.00/mo. per suite    $101.50/ea.         $4.23/mo. ea.
1,000-4,999/seats         $159/suite       $6.50/mo. per suite    $95.50/ea.          $3.98/mo. ea.
5,000-9,999/seats         $149/suite       $5.00/mo. per suite    $89.50/ea.          $3.73/mo. ea.
10,00O-49,999/seats       $119/suite       $4.50/mo. per suite    $71.50/ea.          $2.98/mo. ea.
50,000-99,999/seats       $99/suite        $4.00/mo. per suite    $59.50/ea.          $2.48/mo. ea.
100,000 seats and up      $89/suite        $3.50/mo. per suite    $53.50/ea.          $2.23/mo. ea.


Monthly Service Fee Clients are provided maintenance and technical support and are entitled to an automatic 50% off the list price of all new product upgrades. (i.e. Word 6.0 to Word 7.0)


PRICES EFFECTIVE AS OF 7/1/96

                                  SCHEDULE B

Rights Granted

a. Internal Use: to Use the Products on Licensee's Network and on Licensee's End User Machines at location(s) identified in Street's Proposal -Schedule A as "Licensee Computer Centers," to develope Productions specific to standard software applications as specified in Street's Proposal - Schedule A.;

b. to distribute and sublicense the Productions as specified in Street's Proposal-Schedule A.